CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “       *       ”

Exhibit 10.47

EXECUTION COPY

EURONEXT BRUSSELS S.A./N.V.

EURONEXT AMSTERDAM N.V.

EURONEXT PARIS S.A.

EURONEXT LISBON — SOCIEDADE GESTORA DE MERCADOS REGULAMENTADOS,

S.A.

AND

BANQUE CENTRALE DE COMPENSATION S.A.

LCH.CLEARNET GROUP LIMITED

______________

AMENDED AND RESTATED CLEARING AGREEMENT

______________

THIS AGREEMENT is made the 31st day of October 2003

BETWEEN

Euronext Amsterdam N.V., a limited liability company (“naamloze vennootschap”) organised under the laws of the Netherlands, whose registered office is at Beursplein 5, 1012 JW Amsterdam, recorded in the Commercial Register of Amsterdam under number 34138585, and represented by Mr. George Möller, Chairman of the Board of Directors (“Euronext Amsterdam”);

Euronext Brussels S.A./N.V., a limited liability company (“société anonyme”, “naamloze vennootschap”) organised under the laws of Belgium and recognised as a market undertaking in accordance with Article 16 of the Belgian Law of 2 August 2002 governing the supervision of the financial sector and financial services (“Loi relative à la surveillance du secteur financier et aux services financiers/Wet betreffende het toezicht op de financiele sector en de financiele diensten”), whose registered office is at Palais de la Bourse, Place de la Bourse, 1000 Brussels, recorded in the Commercial Register of Brussels under number 632 870, and represented by Mr. Olivier Lefebvre, Chairman of the Board of Directors (“Euronext Brussels”);

Euronext Paris S.A., a limited liability company (“société anonyme”) organised under the laws of France, whose registered office is at Palais de la Bourse, Place de la Bourse, 75002 Pans, recorded in the Commercial Register of Paris under number B 343 406 732, and represented by Mr. Jean-Francois Theodore, Chairman of the Board of Directors (“Euronext Paris”);

Euronext Lisbon — Sociedade Gestora de Mercados Regulamentados, S.A., a limited liability company (“sociedade anònima”) organised under the laws of Portugal whose head office is at Edificio da Bolsa, Rua Soeiro Pereira Gomes, Lisbon, with a share capital of 6,000,000 Euros, tax N.° (P) 504 825 330, recorded in the Lisbon Business Registry Office, under number N.° 8875, and represented by Mr. João Freixa, Chief Executive Officer (“Euronext Lisbon”);

On one hand

and

Banque Centrale de Compensation S.A. trading as Clearnet, a limited liability company (“société anonyme”) organized under the laws of France, whose registered office is at Palais de la Bourse, Place de la Bourse, 75002 Paris, France, recorded in the Commercial Register of Paris under number B 692 032 485, and represented by Mr. Patrice Renault, Chief Executive Officer (“Clearnet”);

LCH.Clearnet Group Limited, a limited liability company incorporated in England & Wales whose registered office is at Aldgate House, 33 Aldgate High Street, London, EC3N 1E A, United Kingdom, with registered number 4743602, and represented by Mr. David Hardy, Chief Executive Officer (“LCH.Clearnet”);

On the other hand,

(hereafter each a “party” and collectively named “the parties”)

WHEREAS

(A)                 Euronext Amsterdam is a recognised exchange within the meaning of Article 22 of the Dutch Securities Transactions Supervision Law 1995 (“de Wet toezicht effectenverkeer 1995”) authorised pursuant to the Exchange Recognition delivered by the Dutch Ministry of Finance on 22 September 2000;

(B)                   Euronext Brussels is recognised as a market undertaking having Belgium as a Home state according to Article 144 of the Belgian Law of 2 August 2002 governing the supervision of the financial sector and financial services (“Loi relative à la surveillance du secteur financier et aux services financiers/ Wet betreffende het toezicht op de financiele sector en de financiele diensten”);

(C)                   Euronext Paris is authorised as a market undertaking (“entreprise de marche”) within the meaning of the “Code Monétaire et Financier”;

(D)                  Euronext Lisbon is a company managing a regulated market authorised pursuant to Article 15 of the Portuguese Decree-Law n.° 394/99, of 13 October 1999, as amended by the Decree-Law n.° 8-D/2002, of 15 January 2002 (“Regime juridico das entidades gestoras de mercados de valores mobiliários e de sistemas conexos”);

(E)                    Euronext Amsterdam, Euronext Brussels, Euronext Paris and Euronext Lisbon (each a “Euronext Market Undertaking” and collectively the “Euronext Market Undertakings”) operate and/or supervise the markets (“Euronext Markets”) which are specified in Schedule 1 of this Agreement (as amended or added to from time to time);

(F)                    This Agreement is not intended to cover clearing services in respect of the marketplaces operated by LIFFE Administration and Management which are the subject of separate contractual arrangements with the London Clearing House Limited, another LCH.Clearnet Group member, for such clearing services;

(G)                   Clearnet is a Clearing House, regulated in France according to the provisions of the “Code Monétaire et Financier”;

(H)                  By virtue of the following instruments Clearnet has been nominated to act as a central counterparty to Clearing Members and to provide clearing services for Transactions effected on any of the marketplaces provided by the Euronext Market Undertakings as may be specified in accordance with the provisions of this contract:

(1)                    The merger agreement between the Euronext Market Undertakings (except Euronext Lisbon) dated 22 September 2000;

(2)                    The designation of Clearnet as a Clearing House by the Board of Euronext Brussels on 20 December 2000 and authority to exercise its clearing activities in Belgium according to Article 22 of the Belgian Law of 2 August 2002 governing the supervision of the financial sector and financial services (“Loi relative à la surveillance du secteur financier et aux services financiers/ Wet betreffende het toezicht op de financiele sector en de financiele diensten”);

(3)                    The recognition by the Netherlands Authority for the Financial Markets (ex-Stichting Toezicht Effectenverkeer and Dutch Central Bank) on 31 January 2001;

(4)                    The Clearnet general shareholders’ meeting dated 28 May 1999 approving the transfer of assets between Société des Bourses Francaises and Clearnet; and

(5)                    The Accession to Clearing Agreement between Euronext Market Undertakings dated 3 July 2003.

(I)                       In accordance with the Merger Agreement dated 31 October 2003 among LCH.Clearnet, Clearnet, Euronext Paris and certain other parties (the “Merger Agreement”), LCH.Clearnet will acquire the entire issued share capital of Clearnet, so that Clearnet will become a member of the LCH.Clearnet Group;

(J)                      It has been agreed that Clearnet and the Euronext Market Undertakings will enter into, effective upon Completion (as defined in the Merger Agreement), a revised clearing agreement governing the terms and conditions upon which Clearnet will provide central counterparty clearing services to the Euronext Market Undertakings; and

(K)                  Clearnet has agreed to provide such services.

IT IS AGREED AS FOLLOWS:

ARTICLE I. INTERPRETATION

Unless otherwise defined herein, all terms in this Agreement shall have the meanings set forth in the Clearing Rule Book of Clearnet (the “Clearing Rule Book”) as amended or supplemented from time to time, and the following expressions shall have the following meanings:

“associate” means, in relation to a body corporate (the “first body corporate”):

(a)                    any other body corporate which is its subsidiary undertaking or parent undertaking or fellow subsidiary undertaking of the parent undertaking;

(b)                   any body corporate whose directors are accustomed to act in accordance with the first body corporate’s instructions or directions; and

(c)                    any body corporate in the capital of which the first body corporate, and any other body corporate under (a) or (b) taken together, is (or would on the fulfilment of a condition or the occurrence of a contingency be) interested so that they are (or would on the fulfilment of the condition or the occurrence of the contingency be) able:

(i)                        to exercise or control the exercise of more than 50% of the votes able to be cast at general meetings on all, or substantially all, matters; or

(ii)                     to appoint or remove directors holding a majority of voting rights at board meetings on all, or substantially all, matters; or

(iii)                  to direct or cause the direction of the management and policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise;

and “associated with” shall be construed accordingly.

“Clearing Fees” means the clearing fees (excluding fees and other amounts charged to members in respect of clearing services other than registration of Transactions, including without limitation exercise / assignment fees, delivery fees, penalty and other special fees) which Clearnet collects from its Clearing Members for services provided in relation to their Transactions on the markets operated by the Euronext Market Undertakings set out in Schedule 1, including where applicable Retrocession Fees;

“Clearing Member” means a General Clearing Member or an Individual Clearing Member in their capacity as a clearing member of any Euronext Market, admitted as such by Clearnet, under the conditions set forth in Chapter 4 of the Clearing Rule Book;

“Clearing Rules” means the rules of Clearnet as defined in the Clearing Rule Book and where the context so admits, the Admission Agreement (as defined in the Clearing Rule Book), in each case as amended from time to time;

“Clearing Services” means all functions specified by the Clearing Rules as in effect at the date hereof including registration of Transactions, supervision of the open positions of Clearing Members, calculation of the associated risk, the calling of Margin to cover such risk, guarantee of the proper settlement of positions as central counterparty, management of the default procedures and transmission of the settlement instructions to the settlement provider;

“Clearnet-Euronext Contractual Documentation” means any and all of the rules, regulations and procedures of the Euronext Market Undertakings, the Clearing Rules, the Service Level Agreement and any other document from time to time specified as such by the parties in writing;

“Competing Business”       *

“Completion” has the same meaning as in the Merger Agreement;

“Derivative” means any non-securitised instrument of one of the following categories:

(i)                        options and futures contracts in respect of Securities or commodities, including equivalent cash-settled instruments;

(ii)                     any other instruments (other than warrants and other types of Securities) the value of which is determined by reference to prices of Securities or commodities, interest rates or yields, foreign exchange rates or other indices or measures which, subject to relevant National Regulations, a Euronext Market Undertaking may determine to be eligible for trading on a Euronext Market for Derivatives;

“Euronext Group” means Euronext N.V. and its associates and “member of the Euronext Group” or “Euronext Group member” means any one such entity, it being specified that for the purposes of this Agreement in all respects LIFFE Administration and Management is excluded from the definition of “Euronext Group” and “Euronext Group member”;

“Exchange Rules” means, in relation to any Euronext Market, the rules, regulations and procedures adopted by the relevant Euronext Market Undertaking in relation to that market;

“Fees” means Clearing Fees and Other Fees;

“Financial Instrument” means any Security or Derivative;

“Good Practice” means, in relation to the Clearing Services, the exercise of such skill, diligence, prudence, experience, expertise, foresight and judgement as would be reasonably expected from a skilled and experienced professional;

“LCH.Clearnet Business” means the business of providing a wide range of central counterparty clearing services in respect of financial instruments entered into by and with users or exchanges, including in respect of equities, fixed income securities and repurchase agreements, interest rate swaps and other products, foreign exchange products, commodities (including, without limitation, metals, energy, weather, agricultural and emissions) and derivatives (including, without limitation, financial, credit, metals, energy weather, agricultural and emissions derivatives), whether traded on regulated exchanges, ATSs or over the counter;

“LCH.Clearnet Group” means LCH.Clearnet, its parent undertakings (if any) and its associates and their joint venture and partnership interests, and “member of the LCH.Clearnet Group” or “LCH.Clearnet Group member” means any one such entity or interest;

“Material Interest” means, in relation to a body corporate, the holding or holdings of a Euronext Market Undertaking and its related parties (which shall mean any person which is an associate of it and any director, officer, employee or agent of it or its associates but excluding LIFFE Administration and Management) which, when aggregated, confer the entitlement to exercise or control the exercise of          *          or more of the votes able to be cast on all or substantially all matters at general meetings of the relevant company and/or the entitlement to appoint a quarter or more of the directors of such body corporate;

“National Regulation” means any and all laws and regulations applicable in the jurisdiction of the relevant Euronext Market Undertaking, as amended from time to time;

“Other Fees” means any fees other than Clearing Fees which Clearnet collects from its Clearing Members for services provided in relation to dealings on the markets operated by the Euronext Market Undertakings set out in Schedule 1;

“parent undertaking” has in relation to any undertaking the same meaning as in section 742 of the UK Companies Act 1985;

“Restricted Area” means, in relation to a Euronext Market Undertaking, each country in the European Economic Area, Switzerland, the United States of America or Japan in which a member of the LCH.Clearnet Group carries on business at the date of this Agreement and any other territory in which the business plan of LCH.Clearnet at the date of this Agreement contemplates that any member of the LCH.Clearnet Group will carry on business in the period during which article 10 of this Agreement applies to the relevant Euronext Market Undertaking;

“Retrocession Fees” means the transitional exchange fees collected by Clearnet in the name and on behalf of a Euronext Market Undertaking pursuant to Article 4;

“Security” means any transferable security of one of the following categories:

(i)                        Shares or certificates or depositary receipts in respect of Shares;

(ii)                     bonds or other debt securities, whether or not convertible into Shares;

(iii)                  warrants or similar securities entitling the holder to acquire any of the aforesaid securities or any basket of such securities or to receive a cash amount determined by reference to a future price or value of any such security or basket;

(iv)                 units in collective investment undertakings or participation units in other investment vehicles;

(v)                    any other securities which, subject to relevant National Regulations, a Euronext Market Undertaking may determine to be eligible for trading on a Euronext Market for Securities;

“Shares” means any shares of capital stock or other equity securities issued by a corporation or other incorporated business enterprise;

“subsidiary undertaking” has in relation to any undertaking the same meaning as in section 742 of the UK Companies Act 1985; and

“Transaction” means any purchase, sale or exchange of a Financial Instrument, including a repurchase agreement or a Securities loan or a buy and sell back.

In the event of any inconsistency between the provisions of this Agreement and any provision of Clearing Rules, the provisions of this Agreement shall prevail.

ARTICLE 2. PROVISION OF CLEARING SERVICES

This Agreement sets out the terms on which Clearnet will provide Clearing Services for each of the Euronext Market Undertakings. The parties will agree the organisation and standards of performance of such Clearing Services and the related obligations of the Euronext Market Undertakings in a separate service level agreement (the “Service Level Agreement”), forming part of the Clearnet-Euronext Contractual Documentation.

LCH.Clearnet and Clearnet provide clearing services to a wide range of exchanges and other trading platforms. In providing services to such exchanges and trading platforms, each of LCH.Clearnet and Clearnet undertakes       *

ARTICLE 3. OBLIGATIONS OF THE EURONEXT MARKET UNDERTAKINGS

The Service Level Agreement shall set out the specification for the provision by each Euronext Market Undertaking of a communications link between their own computers and the respective node of Clearnet. The Service Level Agreement shall also contain the change control procedures and authorities for any changes to such specification, which must be agreed by the parties.

Each Euronext Market Undertaking is responsible for providing Clearnet with accurate details of all Transactions executed in accordance with the Exchange Rules, or with the National Regulations, if applicable. Such notification shall be made as specified in the Service Level Agreement. Each Euronext Market Undertaking is responsible for providing to Clearnet data feeds and all other information necessary for Clearnet to carry out its risk management and operational functions and provide clearing services to the Euronext Markets in accordance with this Agreement. Such data feeds and other information as are created or originated by a Euronext Market Undertaking or an associate shall be provided free of charge. Data feeds or information created or originated by a third party shall:

(1)                     where currently provided to Clearnet as at the date of this Agreement, continue to be provided (subject to any obligation of confidentiality or other limitation on disclosure applicable to a Euronext Market Undertaking) at the cost currently charged to Clearnet, or free of charge where currently so provided, except that any increase in the cost to a Euronext Market Undertaking of providing such data feeds or information after the date of this Agreement shall be dealt with in accordance with the following sub-paragraph (2);

(2)                     otherwise be provided to Clearnet (subject to any obligation of confidentiality or other limitation on disclosure applicable to a Euronext Market Undertaking) at a cost equivalent to such additional charge (if any) as the Euronext Market Undertaking incurs to a third party in respect of the right specifically to provide such information to Clearnet. However, where this is likely to result in a significant new charge or increased charge to Clearnet, Clearnet shall (a) have the option to obtain the data feed or information at its own cost directly from a third party (without any liability to any Euronext Market Undertaking for the termination of existing arrangements), or (b) where the data feed or information is essential to the provision by Clearnet of the Clearing Services and Clearnet cannot reasonably obtain the information from any other source, have the right to require that the parties meet to discuss and agree an equitable percentage share of the new or increased cost which shall be borne by each of them.

The Euronext Market Undertakings shall use their reasonable efforts to provide support to Trading Members in the context of new projects and otherwise.

For so long as this Agreement remains in force and/or Clearnet remains a member of the LCH.Clearnet Group (whichever is the shorter period),       *       Where it is contractually able to do so, the relevant Euronext Group member shall invite LCH.Clearnet to tender for such services and, where practicable, give Clearnet the opportunity to make       *       offer. Before contracting with a third party for the procurement of such services, the relevant Euronext Group member shall give Clearnet an opportunity       *

Subject always to Article 10, where       *       arise from time to time in relation to the LCH.Clearnet Business (other than that conducted       *       which become available to any Euronext Market Undertaking, or in which it may be offered the choice to participate, the Euronext Market Undertaking shall offer such opportunities to Clearnet       *

In any of the events contemplated above, Clearnet shall have the right to nominate another suitable LCH.Clearnet Group entity to participate in its place, subject to the consent of the relevant Euronext Market Undertaking(s) (such consent not to be unreasonably withheld) and to any necessary regulatory approval.

ARTICLE 4. OBLIGATIONS OF CLEARNET

4.1                    The Euronext Market Undertakings have to date received a number of Clearing Services from Clearnet. Subject to the terms and conditions set out in this Agreement, Clearnet shall provide, or cause to be provided, to each Euronext Market Undertaking, such Clearing Services:

(a)                    to at least the same level and with the same degree of accuracy, quality, completeness, timelines and efficiency as was provided before Completion;

(b)                   in accordance with Good Practice;

(c)                    and in accordance with such further levels/standards as are specified in the Service Level Agreement.

      *

By this Agreement Clearnet undertakes, vis-à-vis each of the Euronext Market Undertakings, to act as central counterparty for Transactions made on the Euronext Markets as specified in the Clearing Rules.

In accordance with the Clearing Rules, any Transaction executed in accordance with the rules of the relevant Euronext Market Undertaking and with the National Regulations, where applicable, shall

•                            following the matching and trade processing of such Transaction in the trading system of the relevant Euronext Market Undertaking, be registered by Clearnet in the clearing system in the name of the relevant Clearing Members;

•                            upon such registration by Clearnet, be immediately novated and replaced by two Transactions; and

•                            upon such novation and replacement by Clearnet, be immediately guaranteed by Clearnet to the Clearing Member in accordance with the Clearing Rules.

Where the parties so agree in writing by exchange of letters, any Euronext Market Undertaking may pass certain Transactions to Clearnet for processing and dispatch of transmission of details to a depository or settlement agency, without Clearnet providing any novation and replacement or guarantee in respect of the Transaction. The document recording such agreement shall govern the provision of such a service where any such term is at variance with any term of this Agreement.

4.2                    A Euronext Market Undertaking may at any time introduce new Financial Instruments for trading on a Euronext Market, provided that where Clearnet is to provide clearing services for such Financial Instruments the relevant Euronext Market Undertaking shall, as soon as practicable, advise Clearnet of the proposal to introduce the same and shall thereafter consult with Clearnet to implement the new services and allow it to conduct studies on feasibility and cost as well as risk management. Following notice of the introduction of such new Financial Instrument from the relevant Euronext Market Undertaking, Clearnet shall use all reasonable efforts to provide Clearing Services for such Financial Instrument and may refuse to provide such Clearing Services only in writing and on the basis of objective financial or technical (including risk management) criteria.  In the case of such refusal by Clearnet to provide Clearing Services, Transactions involving the new Financial Instrument shall be processed in accordance with the last paragraph of Article 4.1.

4.3                    Clearnet may perform any of the obligations in this Agreement through any suitable LCH.Clearnet Group member, after any necessary regulatory approval and approval by the relevant Euronext Market Undertakings and provided that the performance through any LCH.Clearnet Group member is not in any material way detrimental to the position of the Euronext Market Undertaking, including, without limitation, its tax treatment.

4.4                    Clearnet shall collect Fees from the Clearing Members for services provided in relation to their dealings on the markets operated by the Euronext Market Undertakings set out in Schedule 1. The Fees of Clearnet in effect on the date hereof (the “Current Fees”) are as set forth in Schedule 2 Part A.       *       Clearnet and the Euronext Market Undertakings shall consult upon the implementation of any such proposed change in fee structure       *

4.5                          *       Clearnet shall, as part of its collection of Fees, collect Retrocession Fees in relation to each Euronext Market specified in Schedule 1 from its Clearing Members on behalf of each Euronext Market Undertaking and shall account to each such Euronext Market Undertaking for Retrocession Fees collected on its behalf. The level of such Retrocession Fees for each Euronext Market shall be calculated in accordance with Schedule 4, subject always to the provisions of this Article 4.

Subject to Article 4.7, 4.8 and 4.9, Clearnet shall pay each Euronext Market Undertaking on a monthly basis in arrears all Retrocession Fees collected on its behalf under this Agreement and each such payment shall be accompanied by a written statement that sets out in detail the calculation of the total amount due. If any Euronext Market Undertaking has any objection to the amounts listed on such statement, it may review Clearnet’s records with respect thereto and Clearnet shall cooperate fully in such review by providing all appropriate records and making its officers, employees, agents and consultants reasonably available during regular business hours without charge to the relevant Euronext Market Undertaking, as may be reasonably required in connection therewith. Following such review, the parties shall endeavour in good faith to resolve any disagreement with respect to the calculation of the Retrocession Fees due hereunder. Clearnet shall maintain true and complete books of account containing an accurate record of all data necessary for the proper computation of all Retrocession Fees collected by Clearnet under the terms of this Agreement in the manner provided for as at the date of this Agreement and shall, for as long as any Retrocession Fees are to be collected hereunder and for a period of three years thereafter, give each Euronext Market Undertaking access to such books of account and allow each Euronext Market Undertaking to take copies of such upon reasonable request.

4.6                    Clearnet and any Euronext Market Undertaking may at any time propose reductions in the Clearing Fees that Clearnet charges to Clearing Members on any Euronext Market with respect to the clearing of Transactions on that market (any such reduction referred to as a “Fee Reduction”). Subject to the terms of this Article 4 (including the principles set forth in Article 4.7 below), a proposal for a Fee Reduction shall be dealt with in accordance with the procedure set forth in Schedule 2 Part B.

4.7                          *

4.8                    Notwithstanding any other provision of this Article 4,       *       At the end of each calender month during such period, Clearnet shall calculate the Clearing Fees collected on each such market and the amount of Retrocession Fees which would be due to the relevant Euronext Market Undertaking. Clearnet shall then make a reconciliation between the amount collected as against the guaranteed average fee levels in Schedule 3. To the extent that the Clearing Fees collected by Clearnet, net of the amount of Retrocession Fees calculated as due to the relevant Euronext Market Undertaking, are,       *       the Euronext Market Undertaking in question shall allow Clearnet to set off       *       for that month against       *       and/or make such additional payments to Clearnet as are necessary to ensure that Clearnet       *       To the extent that the

Clearing Fees collected by Clearnet, net of the amount of Retrocession Fees calculated as due to the relevant Euronext Market Undertaking,       *       Clearnet shall pay       *       to the relevant Euronext Market Undertaking       *

4.9                    During the term of this Agreement, unless agreed otherwise by Clearnet and Euronext Amsterdam,       *       Euronext Amsterdam shall be obliged to pay to Clearnet an amount of       *       which amount for calendar year 2003 shall be due and payable in accordance with the schedule currently in place for the payment of Retrocession Fees in 2003 and which amounts for the following calendar years shall be due and payable in equal monthly instalments. Clearnet shall set off any Retrocession Fees which are due from Clearnet to Euronext Amsterdam in accordance with Article 4.5 in respect of a period against the amount of the payment due to it from Euronext Amsterdam under this Article 4.9 for that period and shall be liable to pay the net amount of Retrocession Fees, if any, remaining after such set-off. If, after any set-off of such Retrocession Fees an amount is due from Euronext Amsterdam, Euronext Amsterdam shall pay such amount within 30 days of the receipt of the written statement detailing such amount, prepared in accordance with the second paragraph of Article 4.5. Clearnet and Euronext Amsterdam agree that where Clearnet introduces a change in its tariff structure applicable to the markets operated by Euronext Amsterdam, Clearnet and Euronext Amsterdam shall discuss whether it may be appropriate to vary the amount of the payment to Clearnet contemplated under this Article 4.9.

4.10              Clearnet agrees that for so long as it has the benefit of the       *       in relation to any Euronext Market without the prior written agreement of the affected Euronext Market Undertaking.

4.11              For so long as Clearnet remains an LCH.Clearnet Group member, the general fee policy applied by Clearnet to the Euronext Group shall be determined by LCH.Clearnet following discussions in good faith with the Euronext Market Undertakings on a regular basis and prior to any significant changes in fee policy or structure.       *

4.12              Without prejudice and in addition to any other provision of this Article 4, each of the Euronext Market Undertakings undertakes, jointly and severally, to satisfy the following obligations to Clearnet,       *

4.12.1          *       Clearnet shall set off such amount

against the aggregate amount of the Retrocession Fees due to any one or more of the Euronext Market Undertakings (such set off shall be effected against such amounts owed to each Euronext Market Undertaking in such proportions as may be requested in a joint written request by or on behalf of the Euronext Market Undertakings or, in the absence of such a written request or in the event that the terms of the request would not result in full satisfaction of such obligations to Clearnet, in Clearnet’s absolute discretion, without prejudice in all cases to the joint and several liability of the Euronext Market Undertakings). Such set-off shall be made against Retrocession Fees calculated within 30 days of 31 December 2003.

4.12.2    Calendar year 2004 - The Euronext Market Undertakings will pay to Clearnet, within 30 days of 31 December 2004, an amount equivalent to the       *       for the purposes of this Article 4.12 (except as specified below), is the       *       received by Clearnet in respect of cash, options, futures, OTC and other markets cleared by it, whether under this Agreement or otherwise (and, for the avoidance of doubt, excluding non-clearing revenue and treasury income as contemplated in the Clearnet Business Plan dated 30 April 2003, which non-clearing revenue amounts to       *       in 2004 and       *       in 2005 and which treasury income amounts to    *    in 2004 and    *    in 2005), net of any Retrocession Fees which Clearnet has paid to any Euronext Market Undertaking pursuant to this Agreement and after application of all other provisions of this Agreement, including Article 4.8) in comparison with a forecast Total Net Clearing Revenue of    *    (being the forecast contained in the Clearnet Business Plan dated 30 April 2003, up to but not exceeding an amount of    *    in aggregate. Clearnet shall set off such amount against the aggregate amount of the Retrocession Fees due to any one or more of the Euronext Market Undertakings (such set off shall be effected against such amounts owed to each Euronext Market Undertaking in such proportions as may be requested in a joint written request by or on behalf of the Euronext Market Undertakings or, in the absence of such a written request or in the event that the terms of the request would not result in full satisfaction of such obligations to Clearnet, in Clearnet’s absolute discretion, without prejudice in all cases to Clearnet’s rights to demand payment from such Euronext Market Undertaking and to the joint and several liability of the Euronext Market Undertakings). Any such set-off shall be made against Retrocession Fees calculated within 30 days of 31 December 2004. Where there is a surplus in actual Total Net Clearing Revenue (which for this purpose alone shall be limited to Total Net Clearing Revenue which is net clearing revenue received by Clearnet in respect only of markets cleared by it as at the date of the Clearnet Business Plan dated 30 April 2003) as against such forecast Total Net Clearing Revenue for such calendar year, Clearnet shall pay an amount equivalent to such surplus, up to but not exceeding an amount of    *    in aggregate, to the Euronext Market Undertakings (in such proportions as may be requested in a joint written request by or on behalf of the Euronext Market Undertakings or, in the absence of such a written request, in Clearnet’s absolute discretion) within 30 days of 31 December 2004.

4.12.3    Calendar year 2005 - The Euronext Market Undertakings will pay to Clearnet, within 30 days of 31 December 2005,    *    for the 2005 calendar year in comparison with a forecast Total Net Clearing Revenue of    *    (being the forecast contained in the Clearnet Business Plan dated 30 April 2003), up to but not exceeding an amount of    *    in aggregate. Clearnet shall set off such amount against the aggregate amount of the Retrocession Fees due to any one or more of the Euronext Market Undertakings (such set off shall be effected against such amounts owed to each Euronext Market Undertaking in such proportions as may be requested in a joint written request by or on behalf of the Euronext Market Undertakings or, in the absence of such a written request or in the event that the terms of the request would not result in full satisfaction of such obligations to Clearnet, in Clearnet’s absolute discretion, without prejudice in all cases to Clearnet’s rights to demand payment from such Euronext Market Undertaking and to the joint and several liability of the Euronext Market Undertakings). Any such set-off shall be made against Retrocession Fees calculated within 30 days of 31 December 2005. Where there is a surplus in actual Total Net Clearing Revenue (which for this purpose alone shall be limited to Total Net Clearing Revenue which is net clearing revenue received by Clearnet in respect only of markets cleared by it as at the date of the Clearnet Business Plan dated 30 April 2003) as against such forecast Total Net Clearing Revenue for such calendar year, Clearnet shall pay an amount equivalent to such surplus, up to but not exceeding an amount of    *    in aggregate, to the Euronext Market Undertakings (in such proportions as may be requested in a joint written request by or on behalf of the Euronext Market Undertakings or, in the absence of such a written request, in Clearnet’s absolute discretion) within 30 days of 31 December 2005.

In respect of the calculation under Article 4.12.2 or 4.12.3, Clearnet’s actual Total Net Clearing Revenue for the calendar year in question shall be determined by Clearnet and Clearnet shall provide to the Euronext Market Undertakings a written statement that sets out in detail the calculation of such Total Net Clearing Revenue. If any Euronext Market Undertaking has any objection to the calculation contained in such statement, it may review Clearnet’s records with respect thereto and Clearnet shall cooperate fully in such review by providing all appropriate records and making its officers, employees, agents and consultants reasonably available during regular business hours as may be reasonably required in connection therewith. Following such review, the parties shall endeavour in good faith to resolve any disagreement with respect to the calculation of the Total Net Clearing Revenue for the period in question. Clearnet shall maintain true and complete books of account containing an accurate record of all data necessary for the proper computation of Total Net Clearing Revenue under the terms of this Agreement and shall, until 31 December 2008, give the Euronext Market Undertakings access to such books of account and allow the Euronext Market Undertakings to take copies of such upon reasonable request.

Where any Euronext Market Undertaking ceases or anticipates ceasing to be a wholly owned subsidiary within the Euronext Group, the parties shall, at the request of such Euronext Market Understanding, discuss whether the obligations of such Euronext Market Undertaking under this Article 4.12 should be assumed by another Euronext Market Undertaking or in a different manner, without prejudice to the continuing joint and several obligations of the other Euronext Market Undertakings under this Article 4.12.

The target Total Net Clearing Revenue figures set forth in Articles 4.12.2 and 4.12.3 (i.e.    *    for 2004 and    *    for 2005) are based on the product flow and the fee schedule assumptions underlying the forecast contained in the Clearnet Business Plan dated 30 April 2003. For the purposes of effecting the calculations under Articles 4.12.2 and 4.12.3, the forecast Total Net Clearing Revenue figures shall be adjusted pro rata where one or more of the assumptions which impact on that forecast are modified at the initiative of any Olympus Group member in a manner which was not contemplated in the Clearnet Business Plan dated 30 April 2003 and the forecasts contained therein.

4.13              In respect of any amounts due and payable to Clearnet pursuant to this Agreement from any Euronext Market Undertaking, and subject to the provisions of Article 4.12, Clearnet shall, insofar as it is able to do so, set off such obligations to it against Retrocession Fees which are or would otherwise be due to such Euronext Market Undertaking or any other amounts due by Clearnet to such Euronext Market Undertaking pursuant to this Agreement, without prejudice to Clearnet’s rights to demand payment from such Euronext Market Undertaking.

4.14              Where all of the Euronext Market Undertakings become subject to insolvency proceedings as contemplated under Article 8.5, Clearnet may by notice to each of the Euronext Market Undertakings declare any amounts which are not but would, with the passing of time and with reasonable certainty, become due and payable by such Euronext Market Undertakings to Clearnet pursuant to Article 4.9 or 4.12, to be immediately due and payable (whereupon the same shall become so payable). Where Clearnet becomes subject to insolvency proceedings as contemplated under Article 8.5, any Euronext Market Undertaking may by notice to Clearnet declare any amounts which are not but would, with the passing of time and with reasonable certainty, become due and payable by Clearnet to such Euronext Market Undertaking pursuant to Article 4.8 or 4.12, to be immediately due and payable (whereupon the same shall become so payable).

4.15              Clearnet shall use its reasonable efforts to provide support to Clearing Members in the context of new projects and otherwise, such support and services to be provided to each Euronext Market Undertaking at a level and in a manner equivalent to that at which such support and services are provided to other markets serviced by LCH.Clearnet Group members.

4.16              Clearnet shall provide timely and appropriate support, assistance and resources to the Euronext Group in response to specific requests relating to Clearing Services, in particular in connection with the development and implementation of new products and markets.

ARTICLE 5. COLLABORATION AND COMMUNICATION OF INFORMATION BETWEEN PARTIES

5.1                    This Agreement has been drawn up in a spirit of partnership and balance of contractual relations, with each of the parties committing on the basis of its capabilities and professionalism.

5.2                    The parties agree to collaborate closely in their contractual relations and to perform their obligations in total good faith in accordance with this Agreement and the Service Level Agreement. Each party undertakes to maintain active, regular collaboration and ongoing dialogue with its members and the other parties in relation to the subject matter of this Agreement.

5.3                    Such collaboration and consultation shall include, but not be limited to, the following areas:

5.3.1                   changes to the fee structures and policies set by LCH.Clearnet, including exercise and assignment fees, deposit interest policy and any other charge relating to activity on Euronext Markets;

5.3.2                   merging of open interest, fungibility of Financial Instruments traded on Euronext Markets, margin offsets with Financial Instruments traded on other trading platforms or over the counter (it being specified that any actions with respect to these topics are subject to Article 5.7);

5.3.3                   changes to membership criteria or financial resources requirements relevant to any Euronext Markets;

5.3.4                   action against any member of a Euronext Market;

5.3.5                   margin levels regarding products traded on Euronext Markets;

5.3.6                   procedures for the registration of Financial Instruments traded on Euronext Markets;

5.3.7                   acceptable forms and currencies of collateral relevant to any Euronext Markets;

5.3.8                   access to settlement systems relevant to any Euronext Markets;

5.3.9                   changes to the organisational structure of the LCH.Clearnet Group which may be relevant to the provision, by Clearnet or any other LCH.Clearnet Group member, of services to the Euronext Markets under this Agreement;

5.3.10             LCH.Clearnet IT architecture as it is relevant to the Euronext Markets;

5.3.11             settlement dates relevant to any Euronext Markets; and

5.3.12             buy-in procedures relevant to any Euronext Markets.

5.4                    Moreover:

Each of the parties undertakes that it will co-operate in relation to the subject matter of this Agreement, by the sharing of relevant information or otherwise, with any Competent Authority or body having responsibility for any matter arising out of, or connected with, the regulation of any member, market or clearing house in relation to any such matter, and with the other parties (who shall in turn have the right to share such information with any Competent Authority with jurisdiction over them, provided that such action does not place the disclosing party in breach of any obligation of confidentiality of which the other parties are made aware).

The Euronext Market Undertakings and Clearnet undertake that the Exchange Rules and the Clearing Rules are designed to ensure that there is at all times a Clearing Member to clear the trades of every Trading Member who has access to any Euronext Market. In particular, the Clearnet-Euronext Contractual Documentation shall describe how access to trading facilities is removed from any Clearing Member (and any Trading Member for whom that Clearing Member acts as clearer) which is, or seems likely to become, in default under the Clearnet-Euronext Contractual Documentation, and the procedures to be followed with the aim of permitting non-defaulting Trading Members to continue to operate in spite of a default of their Clearing Member or removing their access to trading facilities where necessary.

If any of the parties becomes aware of any problem in relation to any Transaction, or the clearing and settlement of any Transaction, or any circumstances which are likely to give rise to such a problem, it shall immediately notify the other party.

The Service Level Agreement shall outline the procedures of the parties for the audit and surveillance of their respective members. Any communications between the parties as provided in such document shall be made as therein stipulated.

5.5                    In order to ensure that the Euronext Markets operate in an orderly manner and are, as far as is possible, insulated from the risk of contagion of adverse effects flowing from events on non-Euronext markets, Clearnet and LCH.Clearnet undertake to co-operate with the Euronext Market Undertakings through dialogue and consultation to the greatest extent reasonably practicable. In particular, Clearnet and LCH.Clearnet undertake as follows:

•                             The general approach to the setting of margin rates or levels for Financial Instruments traded on any of the Euronext Markets, the determination of the methodology for margining and the subsequent adaptation thereof shall be established by the board of LCH.Clearnet on the recommendation of the risk committee of LCH.Clearnet, which committee will include at least one representative of the Euronext Group. Adjustments to margin levels set on the basis of the general approach or to the methodology for margining will be made by Clearnet or LCH.Clearnet only following consultation with the relevant Euronext Market Undertaking wherever possible, but each Euronext Market Undertaking acknowledges that in certain market conditions it may not be possible for such consultation to take place prior to the implementation of changes to initial margin.

•                             Where there is a default by a Trading Member or a Clearing Member, Clearnet and the relevant Euronext Market Undertaking shall in accordance with the default procedures which form part of the Clearing Rules or the Exchange Rules (as applicable), co-operate generally, and in particular as to the liquidation of any open positions, so as to minimise any adverse impact upon any of the Euronext Markets or Clearnet.

5.6                    Where Clearnet admits a member for the clearing of trades executed on non-Euronext markets, Clearnet shall have in place procedures to ensure a clear separation of records so as not to allow such member to receive information concerning the Euronext Markets.

5.7                       *

Furthermore, no member of the Olympus Group shall introduce    *    relating to Financial Instruments traded on a Euronext Market, or    *    registered by Clearnet or any other Olympus Group member, without the prior consent of the relevant Euronext Market Undertaking (which shall not be unreasonably withheld). Should Clearnet change its existing margining system, each Euronext Market Undertaking may opt on a case by case basis not to include Financial Instruments in the new margining arrangements where such Euronext Market Undertaking reasonably considers that such inclusion would have a significant adverse effect on its competitive position. If such decision of a Euronext Market Undertaking by itself gives rise to additional Clearnet costs as a result of maintaining both the existing margining system and the new margining system, such Euronext Market Undertaking shall reimburse such reasonable additional costs following justification of such costs.

5.8                       *

ARTICLE 6. CONFIDENTIALITY

Each of the parties shall, both during and after the arrangements contemplated by this Agreement have terminated:

(a)                    keep confidential all information, whether in written or any other form, which has been disclosed to it by or on behalf of the other party in confidence or which by its nature ought to be regarded as confidential (including, without limitation, any business information in respect of the other party which is not directly applicable or relevant to the Transactions contemplated by this Agreement); and

(b)                   procure that its officers, employees and representatives keep secret and treat as confidential all such documentation and information.

This clause does not apply to information:

(a)                    to the extent that the Clearing Rules or the rules of the Euronext Market Undertakings provide for such information to be disclosed to any other exchange, clearing organisation, or regulatory authority;

(b)                   to the extent made available to the recipient party by a third party who is entitled to divulge such information and who is not under any obligation of confidentiality in respect of such information to the other party or which has been disclosed under an express statement that it is not confidential;

(c)                    to the extent required to be disclosed by any applicable law or by any governmental or other regulatory or supervisory body or authority of competent jurisdiction to whose rules the party making the disclosure is subject, whether or not having the force of law, provided that the party disclosing the information shall notify the other party of the information to be disclosed (and of the circumstances in which the disclosure is alleged to be required) as early as reasonably possible before such disclosure must be made and shall take all reasonable action to avoid and limit such disclosure;

(d)                   disclosed to any applicable tax authority to the extent reasonably required to assist the settlement of the disclosing party’s tax affairs; or

(e)                    which shall after the date of this Agreement become published or otherwise generally available to the public, except in consequence of a wilful or negligent act or omission by the other party to this Agreement in contravention of these obligations, or to information which the recipient party can prove was already known to it before its receipt from the disclosing party.

The provisions of this clause shall survive any termination of this Agreement for a period of 3 years.

ARTICLE 7. DURATION AND ACCESSION BY NEW UNDERTAKINGS

This Agreement will take effect upon Completion, and will continue in force until terminated in accordance with the provisions of Article 8 of this Agreement.

Where the Euronext Group is enlarged to include any new market operator, such operator shall, and each Euronext Market Undertaking shall use its reasonable efforts to procure that such operator shall, accede to this Agreement by a side letter signed by itself and the parties, subject to and in the circumstances contemplated by Article 3.

ARTICLE 8. TERMINATION

8.1                    This Agreement has an initial term of    *    (the “Initial Term”) from the date when it takes effect under Article 7, unless terminated earlier pursuant to Article 8.3, 8.4, 8.5 or 8.6 of this Agreement. At the end of the Initial Term, this Agreement shall remain in force until terminated by any party giving notice of termination to the other parties, provided that such notice of termination may not be served before the expiry of the Initial Term and must provide for a notice period of not less than    *    unless terminated earlier pursuant to Article 8.3, 8.4, 8.5 or 8.6.

8.2                    Where force majeure (as defined in the Clearing Rules) prevents any party (the “affected party”) from temporarily performing its obligations under this Agreement, the parties shall immediately seek to resolve the issue in accordance with Article 19 of this Agreement. Failing such resolution within a period of 6 weeks, this Agreement may, in relation to the affected party, be terminated with immediate effect upon written notice from any party to the other parties. Where force majeure (as defined in the Clearing Rules) prevents any party (the “affected party”) from non-temporarily performing its obligations under this Agreement, any party may terminate this Agreement immediately in relation to the affected party.

8.3                    Where any Euronext Market Undertaking (the “affected party”) becomes subject to any arrangements which result in    *    the parties will consult in accordance with Article 19 of this Agreement to determine whether or not this Agreement should continue in force, and if so how the contractual relationship should proceed, in relation to the affected party.

8.4                    Where Clearnet becomes subject to any arrangements which result in (i) it ceasing to be a member of the LCH.Clearnet Group, or (ii) a change of control in the ultimate parent undertaking of the LCH.Clearnet Group (to the extent that the change results in a person becoming a new parent undertaking of that undertaking), the parties will consult in accordance with Article 19 of this Agreement to determine whether or not this Agreement should continue in force, and if so how the contractual relationship should proceed.

8.5                    Where Clearnet or any Euronext Market Undertaking (the “affected party”) becomes subject to insolvency proceedings, including without limitation, the passing of a resolution for a winding up, the appointment of a receiver, administrative receiver or administrator, the making of a composition of arrangements with creditors or any proceedings or event of equivalent effect, the parties will consult in accordance with Article 19 of this Agreement to determine whether or not this Agreement should continue in force in relation to the affected party, and if so how the contractual relationship should proceed.

8.6                    If Clearnet or any of the Euronext Market Undertakings (the “breaching party”) fails to perform any material obligation as specified in this Agreement, any party to whom the relevant obligation is owed may terminate this Agreement in relation to the breaching party with immediate effect by giving notice, specifying the clause broken, provided that it first gives the breaching party a reasonable period of time to repair the failure, following consultation in accordance with Article 19 of this Agreement.

8.7                    Termination of this Agreement as between Clearnet and any single Euronext Market Undertaking shall not equate to termination of the entire contract as between all of the parties.

8.8                    After termination of this Agreement, for whatever reason, any remaining “open interest” should be finally settled between the parties.

ARTICLE 9. ASSIGNMENT AND DELEGATION

Except as provided in Article 3, 4 and 7 of this Agreement, no party shall take any actions or measures to assign, transfer, charge or otherwise deal with all or any of its rights and/or obligations under or pursuant to this Agreement or delegate the performance of any of its obligations under or pursuant to this Agreement without the prior written approval of the other parties. Such approval not to be unreasonably withheld or delayed.

ARTICLE 10. NON-COMPETE UNDERTAKINGS

10.1              Each Euronext Market Undertaking hereby represents as of the date of its entry into this Agreement that it is not its intention to establish or acquire a Material Interest in a business with a view to competing with the LCH.Clearnet Business and undertakes and agrees that, for a period of    *    following its entry into this Agreement (or until it ceases to be a party to this Agreement, if earlier):

10.1.1        save as permitted by clause 10.1.2    *

10.1.2        if it acquires a Material Interest in an undertaking (which may include a single entity or multiple entities grouped together in a single or related transactions) which includes as a secondary or incidental part of its overall operations    *

10.1.3        if its business begins to converge with the business of any LCH.Clearnet Group member (whether by acquisition, entering a joint venture or otherwise) so that the two businesses come into direct competition with each other, as soon as reasonably practicable after such circumstances come to its attention, it shall notify LCH.Clearnet of such convergence and shall discuss with LCH.Clearnet in good faith the development and continuation of such converging business on a joint basis; and

10.1.4       *

10.2              Each of LCH.Clearnet and Clearnet hereby undertakes that, for a period of    *    following its entry into this Agreement (or until it ceases to be a party to this Agreement, if earlier), if it develops or acquires any new business which consists of, or includes,    *     with the business of any Euronext Market Undertaking, it shall as soon as reasonably practicable after such circumstances come to its attention notify each Euronext Market Undertaking and shall discuss with each Euronext Market Undertaking in good faith the development and continuation of such business, as it relates to the competing trading platform, on a joint basis. This undertaking does not apply to any business of LCH.Clearnet and/or Clearnet currently operated or contemplated  for development in the LCH.Clearnet business plan as at the date of this Agreement.

ARTICLE 11. AMENDMENT

No amendment of this Agreement shall be valid unless it is in writing and signed by or on behalf of the parties to it.

Unless expressly agreed, no amendment shall constitute a general waiver of any provisions of this Agreement, nor shall it affect any rights, obligations or liabilities under or pursuant to this Agreement which have already accrued up to the date of amendment, and the rights and obligations of the parties under or pursuant to this Agreement shall remain in full force and effect, except and only to the extent they are so amended.

ARTICLE 12. LIABILITY

12.1              Except as expressly provided in this Agreement and subject to the provisions of this Article, no party shall be liable to any other party for any liability, claim, loss, damages and expenses of any kind or nature arising from the performance or non-performance of its obligations under this Agreement except to the extent that such liability, claim, loss, damages or expenses result from the first party’s negligence, wilful default or fraud and no party shall incur any liability for any indirect, special or consequential loss or consequential damages of any kind.

12.2              Notwithstanding any other provision of this Agreement, no party shall be deemed to be in breach of this Agreement, or otherwise be liable to any other party, for any loss or damage suffered as a result of any force majeure event (as defined in the Clearing Rules) of which it has notified that other party.

12.3              Subject to Articles 12.1 and 12.2 above, each Euronext Market Undertaking shall indemnify Clearnet fully for:

12.3.1        any reasonably foreseeable loss which it may incur as a result of the Euronext Market Undertaking’s failure to    *    and

12.3.2        any loss which it may incur as a result of any    *    that results in a material interruption of Clearing Services provided in accordance with this Agreement.

12.4              Subject to Articles 12.1 and 12.2 above, Clearnet shall indemnify each Euronext Market Undertaking fully for:

12.4.1    any reasonably foreseeable loss which it may incur as a result of a failure on the part of Clearnet to    *    and notified to it by a Euronext Market Undertaking as provided in the Clearnet-Euronext Contractual Documentation; and

12.4.2                  any loss which it may incur as a result of any    *    that results in a material interruption of Clearing Services provided to such Euronext Market Undertaking in accordance with this Agreement.

ARTICLE 13. AMENDMENTS TO RULES

13.1              Clearnet may at any time amend its Clearing Rules, provided that Clearnet shall consult with each Euronext Market Undertaking in respect of any proposed amendment to any part of the Clearing Rules insofar as they are applicable to the performance of Clearnet’s obligations under this Agreement owed to such Euronext Market Undertaking.

13.2              Any Euronext Market Undertaking may at any time amend its rules, provided that such Euronext Market Undertaking shall consult with Clearnet in respect of any proposed amendment which may have an impact on the provision of the Clearing Services by Clearnet.

13.3              Each party agrees that it will not knowingly maintain or introduce any requirement binding on its members which is reasonably likely to have a material adverse effect on the ability of any of the other parties properly and fully to comply with their obligations under this Agreement, unless such amendment is required by the party’s regulator or to fulfil legal or taxation requirements.

13.4              If any party becomes aware that any provision in another party’s rules, regulations or procedures is materially inconsistent with any provision of the other documentation, it shall notify the other party as soon as reasonably practicable and the parties shall co-operate to make such amendments as they may agree in order to remove that inconsistency.

13.5              Each party acknowledges that any other party may make any amendment to its rules, regulations or procedures if required to do so in order to comply with law or its obligations to or any valid requirement of any regulator with jurisdiction over it or authority to regulate its business activities.

ARTICLE 14. SEVERABILITY

If any provision of this Agreement is held to be invalid or unenforceable, then such provision shall (so far as invalid or unenforceable) be given no effect and shall be deemed not to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement unless this provision is of a material nature.

The parties shall then use all reasonable endeavours to replace the invalid or unenforceable provisions by a valid and enforceable substitute provision the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision.

ARTICLE 15. NOTICES

Any notice to be given by one party to another party under, or in connection with, this Agreement shall be in writing and signed by or on behalf of the party giving it. It shall be served by sending it by fax to the number set out in part B of Schedule l, or sending it by registered post to the address set out in part B of Schedule 1, and in each case marked for the attention of the relevant party (or as otherwise notified from time to time).

ARTICLE 16. WAIVERS

No failure or delay by any party in exercising any right or remedy provided by law or pursuant to this Agreement shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any other or further exercise of it or the exercise of any other right or remedy.

ARTICLE 17. AGREEMENT

This Agreement, including the schedules hereto, sets out the entire agreement and understanding between the parties in respect of the subject matter of this Agreement.

In this Agreement unless the context otherwise requires the headings are inserted for convenience only and do not affect the construction of the Agreement and any reference to a rule, an enactment or statutory provision is a reference to it as it may have been, or may from time to time be, amended, modified, consolidated, re-enacted or replaced.

ARTICLE 18. GOVERNING LAW

This Agreement and the relationship between the parties shall be governed by, and interpreted in accordance with, French law.

ARTICLE 19. AMICABLE RESOLUTION

In case of dispute or any difference of interpretation between the parties as to the execution or termination of this Agreement, the parties undertake to attempt to find an amicable resolution within the spirit of this Agreement.

Where such an amicable agreement cannot be reached within one month, the parties agree that any dispute shall be resolved in accordance with Article 20 of this Agreement.

ARTICLE 20. ARBITRATION, SERVICE OF PROCESS

Any issue which is not resolved by the procedures of Article 19 of this Agreement shall be referred to “EuroArbitration” to be dealt with under its Rules of Expertise, Mediation or Arbitration, as appropriate.

Each of the Euronext Market Undertakings, Clearnet and LCH.Clearnet irrevocably consents to service of process or any other documents in connection with proceedings in any court by facsimile transmission, personal service, delivery at any address specified in this Agreement or any other usual address, mail or in any other manner permitted by French law, the law of the place of service or the law of the jurisdiction where proceedings are instituted.

AS WITNESS the hands of the duly authorised representatives of the parties

Date

SIGNED BY

For Euronext Amsterdam N.V.

Date

SIGNED BY

For Euronext Brussels S.A./N.V.

Date

SIGNED BY

For Euronext Paris S.A.

Date

SIGNED BY

For Euronext Lisbon — Sociedade Gestora de Mercados Regulamentados, S.A.

Date

SIGNED BY

For Banque Centrale
de Compensation S.A.

Date

SIGNED BY

For LCH.Clearnet Group Limited

Date

SCHEDULE 1 PART A

EURONEXT MARKETS

Each of the following markets identified as being operated by a Euronext Market Undertaking is a “Euronext Market” for the purposes of this Agreement.

1.                          Euronext Paris operates four regulated French markets and one organised market:

Securities Markets

(1)                    Bourse de Paris (which includes the Premier Marché, the Second Marché and the Marché des EDR (European Depositary Receipts)).

(2)                    the Nouveau Marché.

Derivatives Markets

(1)                    the MONEP.

(2)                    the MATIF.

Organised Markets

(1)                    Marché Libre OTC (which is categorised as a Securities Market for the purposes of Schedule 4C but does not constitute a cash equities market for the purposes of Article 4.8).

2.                          Euronext Amsterdam operates regulated Dutch markets:

(1)                    the securities market Euronext Amsterdam Stock Exchange (AEX) (which includes (a) the official market, (b) the domestic market for unlisted securities and (c) Euro NM Amsterdam).

(2)                    the derivatives market Amsterdam Derivative Markets.

3.                          Euronext Amsterdam supervises “Prof Trades exchanges”.

4.                          Euronext Brussels organises five Belgian regulated markets:

Securities markets

(1)                    the Premier Marché/Eerste Markt.

(2)                    the Second Marché/Tweede Markt.

(3)                    the Nouveau Marché/Nieuwe Markt.

(4)                    the Trading Facility.

Derivatives markets

(1)                    the Euronext Brussels Derivatives Market.

5.                          Euronext Brussels organises regular Public Auctions (“Ventes publiques”/“Openbare veiligen”) and a “Marché Libre” which are not regulated markets.

6.                          Euronext Lisbon operates the following markets:

Derivatives Markets

(1)                    Mercado de futuros e opções (Futures and Options Market)

Cash Markets

(1)                    Mercado de Cotações Oficiais (Market of Official Listing)

(2)                    Segundo Mercado (Second Market)

(3)                    Novo Mercado (New Market)

(4)                    Mercado sem Cotações (Market without Quotations)

SCHEDULE 1 PART B

NOTICES (ARTICLE 15)

CLEARNET

Address:                    39 Rue Cambon,
75001 Paris - France

Fax:                                                 + 33 (1) 1 49 27 10 60

For the attention of: Christophe Hemon

LCH.CLEARNET

Address:                    Aldgate House, 33 Aldgate High Street,
London, EC3N 1EA, United Kingdom

Fax:                                                 + 44 (0) 20 7426 7001

For the attention of: David Hardy

EURONEXT PARIS

Address:                    39 Rue Cambon,
75001 Paris - France

Fax:                                                 + 33 (0) 1 49 27 16 04

For the attention of: Patrick Stephan

EURONEXT BRUSSELS

Address:                    Palais de la Bourse
1000 Brussels - Belgium

Fax:                                                 + 32 (2) 509 1321

For the attention of: Anne-Sophie Pijcke

EURONEXT AMSTERDAM

Address:                    P.O. Box 13163
1000 GJ Amsterdam - The Netherlands

Fax:                                                 + 31 (20) 550 4945

For the attention of: Guus Warringa

EURONEXT LISBON

Address:                    Atrium Saldanha, Praça Duque de Saldanha, n° 1, 5° A,
Lisboa - Portugal

Fax:              + 351 22 615 8439
For the attention of: Maria do Rosario Azevedo

SCHEDULE 2 PART A

CURRENT FEES

   *

SCHEDULE 2 PART B
PROCEDURE FOR ESTABLISHING
FEE REDUCTIONS

1.                          In the event that either Clearnet or any Euronext Market Undertaking desires to propose a Fee Reduction (the “proposing entity”), in respect of a Euronext Market, the proposing entity shall notify each Euronext Market Undertaking (if the proposing entity is Clearnet) or Clearnet and the other Euronext Market Undertakings (if the proposing entity is a Euronext Market Undertaking) in writing of such proposal, setting forth sufficient detail so that the recipient can fully understand the proposal and its effect on the Clearing Fees then in force for such Euronext Market.

2.                          Within thirty (30) calendar days of the date of such written proposal, the parties shall meet to discuss the proposal, including any possible adjustments that may be suggested by the recipients of the proposal.

3.                          If the parties cannot agree on such Fee Reduction during such initial meeting, a second meeting shall be held within thirty (30) calendar days following the first meeting to attempts in good faith to agree on the proposed Fee Reduction.

4.         If no agreement is reached by the end of such second meeting:

(a)                    if the proposing entity is a Euronext Market Undertaking to which Retrocession Fees are due in relation to the Euronext Market which is the subject of the Fee Reduction, then any differences remaining unresolved by the end of such meeting shall be resolved in favour of such Euronext Market Undertaking, subject to the principles set forth in Article 4.7;

(b)                   if the proposing entity is a Euronext Market Undertaking to which Retrocession Fees are no longer due to relation to the Euronext Market which is the subject of the Fee Reduction, then any differences remaining unresolved by the end of such meeting shall be resolved in favour of Clearnet, subject to the principles set forth in Article 4.11; and

(c)                    if the proposing entity is Clearnet, then any differences remaining unresolved by the end of such meeting shall be resolved in favour of Clearnet, subject to the principles set forth in Article 4.7 and in Article 4.11).

SCHEDULE 3

CLEARING FEE COMMITMENT

Cash equities markets

Pursuant to Article 4.8, the parties [ILLEGIBLE] to the receipt by Clearnet of Clearing Fees for clearing services in relation to    *    equivalent to the following average amounts per trade, per side, for the following periods:

Year	Fee commitment (Euro per side of each transaction)
2004	*
2005	*
2006	*
2007	*
2008	*

SCHEDULE 4

RETROCESSION FEES

Schedule 4A Amsterdam

Subject to the terms of Article 4, the Retrocession Fees collected on behalf of Euronext Amsterdam are as follows:

A fixed amount of    *    % of the Clearing Fees on the Euronext Amsterdam cash markets.

Schedule 4B Brussels

Subject to the terms of Article 4, the Retrocession Fees collected on behalf of Euronext Brussels are as follows:

A fixed amount of    *    % of the Clearing Fees on the Euronext Brussels each and derivative markets.

Schedule 4C Paris

Subject to the terms of Article 4, the Retrocession Fees collected on behalf of Euronext Paris are as follows:

A fixed amount of    *    euro per side of each transaction cleared on cash markets or on derivative markets.

A variable amount, which constitutes a percentage of the value of trades cleared on the cash market and options market. Depending on the number of trades cleared on the markets per month, one of the four percentage rates below will apply:

Up to * trades cleared	* %
From * to * trades cleared	* %
From * to * trades cleared	* %
Over * trades cleared	* %

The percentage rates apply to the total value on Tranche 2 (as the term is defined in the current Clearnet fee schedule) on the cash market, and to the aggregate underlying value cleared by brokers on the options market.

Furthermore, the total amount invoiced will be limited, for the term of this Agreement, by a floor and a cap to that, across all the Securities Markets identified in Schedule 1A as operated by Euronext Paris, it shall not be:

•                            Less than    *    % of the total amount of clearing fees

•                            Or greater than    *    of the same amount

and, across all the Derivatives Markets identified in Schedule 1A as  operated by Euronext Paris, it shall not be:

•                            Less than    *    % of the total amount of clearing fees

•                            Or greater than    *    % of the same amount.

Schedule 4D Lisbon

Subject to the terms of Article 4, the Retrocession Fees collected on behalf of Euronext Lisbon are as follows:

A fixed amount of    *    % of the Clearing Fees on the Euronext Lisbon cash and derivatives markets.

EURONEXT BRUSSELS S.A./N V.

EURONEXT AMSTERDAM N V.

EURONEXT PARIS S.A.

EURONEXT LISBON - SOCIEDADE GESTORA DE MERCADOS REGULAMENTADOS, S A

and

BANQUE CENTRALE DE COMPENSATION

LCH CLEARNET GROUP LIMITED

AMENDMENT N° I TO THE AMENDED AND RESTATED CLEARING AGREEMENT MADE ON 31ST OCTOBER, 2003

This Amendment is made on 9 September 2005

between

EURONEXT PARIS S.A.

A limited company incorporated in France, with a capital of Euro 130 332 568 whose registered office is at Palais de la Bourse — Place de la Bourse — 75002 — Paris France recorded in the Commercial Register of Paris (Registre du Commerce et des Sociétés de Paris) under number B 343406732 RCS PARIS,

Represented by Mr Jean-François THEODORE, Chairman of the Board of Directors

“EURONEXT PARIS”

and

EURONEXT AMSTERDAM N.V

A public limited liability company organised under the laws of Netherlands, whose registered office is at Beursplein 5, 1012 JW Amsterdam, recorded in the Commercial Register of Amsterdam under number 34138585,

Represented by Mr. Joost VAN DER DOES DE WILLEBOIS, Chairman of the Board of Directors and Mr. Jean - François THEODORE, Member of the Board of Directors

“EURONEXT AMSTERDAM”

and

EURONEXT BRUSSELS S.A./N.V.

A private company organised under the laws of Belgium, whose registered office is at Palais de la Bourse, Place de la Bourse, 1000 Brussels, recorded in legal entitles register (“registre des personnes morales”/“rechtspersonenregister”) under number TVA/BIW BE 0242 100.122, RPM Bruxelles/RPR Brussel, CBC Banque 191-0424242-27

Represented by Mr Olivier LEFEBVRE, Chairman of the Board of Directors

“EURONEXT BRUSSELS”

and

EURONEXT LISBON — SOCIEDADE GESTORA DE MERCADOS REGULAMENTADOS, S.A.

A limited liability company (“sociedade anónima”) organised under the laws of Portugal whose head office is at Praça Duque de Saldapha, nol ~ 5oA, Lisbon, with a share capital of 8,750,000 Euros, tax N.o (P) 504 825 330, recorded in the Lisbon Business Registry Office, under number N. ° 8875,

Represented by Mr Miguel José Pereira AIHAYDE MARQUES, Chairman of the Board of Directors

“EURONEXT LISBON”

on the one hand; and

BANQUE CENTRALE DE COMPENSATION S.A.

A limited company incorporated in France, with a capital of Euro 113 066 820,26, whose registered office is located 18, rue du Quatre September — 75002 — Paris France recorded in the Commercial Register of Paris (Registre du Commerce a des Sociétés de Paris) under number B 692 032 485 RCS PARIS.

Represented by Mr. Christophe HEMON, Chief Executive Officer,

2

“CLEARNET”

and

LCH.CLEARNET GROUP LIMITED

A limited liability company incorporated in England & Wales whose registered office is at Aldgate House, 33 Aldgate High Street, London, EC3N 1EA, United Kingdom, with registered number 4743602,

Represented by Mr. David HARDY, Chief Executive Officer

“LCH.CLEARNET”

on the other hand

Each of the above are herein called “Party” and collectively called “the Parties”

WHEREAS

The Parties have entered into the Amended and Restated Clearing Agreement made on 31st October, 2003 setting out the terms on which Clearnet provides Clearing Services for each of the Euronext Market Undertakings

The Parties have agreed to bring the modifications described below in the aforementioned agreement.

1—DEFINITION

Unless otherwise defined herein, all terms in this Amendment shall have the meanings set forth in the Clearing Rule Book of Clearnet (the “Clearing Rule Book”) as amended or supplemented from time to time, or in the Agreement and the following expressions shall have the following meanings:

“Agreement” means the Amended and Restated Clearing Agreement entered into between the Euronext Market Undertaking and LCH.Clearnet and Clearnet on 31st October, 2003.

“Amendment” means this Amendment n°1.

2—PURPOSE OF THE AMENDMENT

2.1                  The Parties hereby agree to delete the wording of Schedule 4D Lisbon and to replace it by the following wording:

Subject to the terms of Article 4, the Retrocession Fees collected on behalf of Euronext Lisbon are as follows:

A fixed amount of    *    the Euronext Lisbon cash market and a fixed amount of    *    the Euronext Lisbon derivatives market

2.2                  The Parties hereby agree to modify Schedule 1 dated 31st October, 2003 as follows:

3

SCHEDULE I PART A

EURONEXT MARKETS

Each of the following markets identified as being operated by a Euronext Market Undertaking is a “Euronext Market” for the purposes of this Agreement.

1.                         Euronext Paris operates the following markets:

Regulated Securities Markets

(1)                     Eurolist by Euronext as of 21 February 2005

Regulated Derivatives Markets

(1)                     MONEP;

(2)                     MATIF

Non-regulated Market

(1)                     Marché Libre OTC (which is categorised as a Securities Market for the purposes of Schedule 4C but does not constitute a cash equities market for the purposes of Article 4 8)

2.                         Euronext Amsterdam operates the following Markets:

Regulated Securities Market

(1)                     Eurolist by Euronext as of 4 April 2005

Regulated Derivatives Market

(1)                     Amsterdam derivatives Markets

Non-regulated Market

Traded but not Listed

3.                         Euronext Brussels organises the following Belgian markets:

Regulated Securities Markets

(1)                     Eurolist by Euronext as of 4 April 2005

(2)                     Trading Facility

Regulated Derivatives Markets

(1)                     Euronext Brussels Derivatives Market.

Non-regulated Markets

(1)                     Public Auctions (“Ventes publiques”/“Openbare veiligen”);

(2)                     Free Market (“Marché Libre”/ “Vrije Markt”)

4

4.                         Euronext Lisbon operates the following markets:

Regulated Securities Market

(1)                     Eurolist by Euronext as of 4 April 2005

Regulated Derivatives Market

(1)                     Euronext Lisbon Futures and Options Market

Non-regulated markets

(1)                     Mercado Sem Cotaçoes (Market without Quotations);

(2)                     EasyNext Lisbon

5

(3) SCHEDULE 1 PART B
NOTICES (ARTICLE 15)

CLEARNET
Address:	18, rue du Quatre Septembre, 75002 Paris - France
Fax:	+ 33 (1) 1 70 37 65 03

For the attention of: Chief Executive Officer and General Secretary

Additional notifications regarding Schedule 1 exclusively:
Address:	18, rue du Quatre Septembre, 75002 Paris - France
Fax:	+ 33 (1) 1 70 37 65 02 and 65 01

For the attention of: Director of Operation Department and Director of Legal Department

LCH.CLEARNET
Address:	Aldgate House, 33 Aldgate High Street, London, EC3N 1EA, United Kingdom
Fax:	+ 44 (0) 20 7426 7001

For the attention of: Chief Executive Officer

EURONEXT PARIS
Address:	39 Rue Cambon, 75001 Paris - France
Fax:	+ 33 (0) 1 49 27 54 18

For the attention of: General Counsel, Executive Legal Director

EURONEXT BRUSSELS
Address:	Palais de la Bourse 1000 Brussels - Belgium
Fax:	+ 32 (2) 509 13 21

For the attention of: Head of Legal, Regulation Affairs, Anne-Sophie Pijcke

EURONEXT AMSTERDAM
Address:	P.O. Box 19163 1000 GD Amsterdam The Netherlands
Fax:	+ 31 (20) 550 49 54

For the attention of: Head of Legal, Regulation Affairs, Guus Warringa

EURONEXT LISBON
Address:	Atrium Saldanha, Praça Duque de Saldanha, no 1, 5[o] A, Lisboa — Portugal
Fax:	+ 351 21 795 20 29

For the attention of: Head of Legal, Regulation Affairs, Pedro Pinto

6

2.3 The Parties hereby agree to add to Article 15 the following words:

Notwithstanding the above principle, in case of any future modification of Schedule 1, including reduction or extension of the Euronext Markets, change of Euronext Markets name, change of contact, the relevant Party shall promptly notify its relevant counterparty (the “Recipient”) by any written means in accordance with Schedule I Part B.

Subject to the foregoing as an exception to Article 11, such notified modifications shall automatically take effect 20 business days following receipt by the Recipient whereupon Schedule 1 shall be deemed to be amended accordingly. However in the event that the Recipient serves the proposing counterparty with a written notice expressly rejecting the proposal modification prior to the end of the 20 business days period following receipt by the Recipient then the modification shall not be effected in this manner and the provisions of Article 11 shall apply

3 -EFFECTIVENESS OF THIS AMENDMENT

Unless otherwise agreed for specific provisions, this Amendment shall come into effect    *    . By exception as regards the Schedule 1 Part A, name modifications, notably those regarding Eurolist, shall enter into effect as of their respective creation date mentioned in the amended Schedule and the amendment to Article 15 herein shall take effect on the date of this Amendment

4 - REMAINING PROVISIONS

All other provisions of the Agreement remain in effect and applicable as drafted in the Agreement. This Amendment is attached to the Agreement and forms an integral part of it

This Agreement has been signed on the date stated at the beginning in six originals in Paris

EURONEXT AMSTERDAM	EURONEXT LISBON
Signed by: Mr. Joost VAN DER DOES DE	Signed by: Mr. Miguel José Pereira AJHAYDE
WILLEBOIS, and Mr. Jean-François THEODORE,	MARQUES,
Title: Respectively, Chairman of the Board of	Title: Chairman of the Board of Directors
Directors and Member of the Board of Directors
/s/ Joost VAN DER DOES DE WILLEBOIS	/s/ Miguel José Pereira AJHAYDE MARQUES

EURONEXT PARIS	EURONEXT BRUSSELS
Signed by: Mr. Jean-Francois THEODORE	Signed by: Mr. Olivier LEFEBVRE,
Title: Chairman of the Board of Directors	Title: Chairman of the Board of Directors
/s/ Jean-François THEODORE	/s/ Olivier LEFEBVRE

LCH CLEARNET GROUP LIMITED	BANQUE CENIRALE DE COMPENSATION
Signed by: David HARDY	Signed by: Christophe HEMON
Title: Chief Executive Officer	Title: Chief Executive Officer
/s/ David HARDY	/s/ Christophe HEMON

7

EXECUTION COPY

EURONEXT BRUSSELS SA/NV
EURONEXT AMSTERDAM N.V.
EURONEXT PARIS SA
EURONEXT LISBON

And

BANQUE CENTRALE DE COMPENSATION
LCH.CLEARNET GROUP LTD

AMENDMENT No 2 TO THE AMENDED AND RESTATED CLEARING AGREEMENT MADE ON 31ST OCTOBER 2003

This amendment is made on July 27 2007
between

EURONEXT PARIS S.A.

A limited company Incorporated in France, with a capital of Euro 130 332 568 whose registered office is at Palais de la Bourse — Place de la Bourse — 75002 — Paris France recorded in the Commercial Register of Paris (Registre du Commerce et des Sociétés de Paris) under number B 343406732 RCS PARIS;

Represented by Mr. Jean François THEODORE, Chairman of the Board of Directors

“Euronext Paris”

and

EURONEXT AMSTERDAM N.V.

A private company organised under the laws of Netherlands, whose registered office is at Beursplein 5, 1012 JW Amsterdam, recorded in the Commercial Register of Amsterdam under number 34138585, Represented by Mr. Joost VAN DER DOS DE VILLEBOIS, Chairman of the Board of Directors and Mr. Jean-François THEODORE, Member of the Board of Directors

“Euronext Amsterdam”

and

EURONEXT BRUSSELS S.A./ N.V.

A private company organised under the laws of Belgium, whose registered office is at Palais de la Bourse, Place de la Bourse, 1000 Brussels, recorded in the legal entities register (“Registre des personnes morales”) under number TVA BE 0242.100.122, RPR Brussels, CBC Banque 191-0424242-27,

Represented by Mr. Olivier LEFEBVRE, Chairman of the Board of Directors

“Euronext Brussels”

and

EURONEXT LISBON — SOCIEDADE GESTORA DE MERCADOS REGULAMENTADOS, S.A.

A limited liability company (“sociedade anónima”) organised under the laws of Portugal whose head office is at Edlficio da Bolsa, Rua Soeiro Perelra Gomes, Lisbon, with a share capital of 6,000,000 Euros, tax N.° (P) 504 825 330, recorded in the Lisbon Business Registry Office, under number N.° 8875,

Represented by Mr. Miguel José PEREIRA ATHAYDE MARQUES, Chief Execute Officer

“Euronext Lisbon”

all together referred to as the “EMUs”or Individually the “EMU”
on the one hand, and

2

BANQUE CENTRALE DE COMPENSATION S.A.

A limited company Incorporated in France, with a capital of Euro 113 066 820,26, whose registered office is located 18, rue du Quatre Septembre - 75002 - Paris France recorded in the Commercial Register of Paris (Registre du Commerce et des Sociétés de Paris) under number B 692 032 485 RCS PARIS,

Represented by Mr. Christophe HEMON, Chief Executive Officer,

“CLEARNET”

and

LCH.CLEARNET GROUP LIMITED,

A limited liability company incorporated in England & Wales whose registered office is at Aldgate House, 33 Aldgate High Street, London, EC3N 1EA, United Kingdom, with registered number 4743602,
Represented by Mr. David HARDY, Chief Executive Officer

“LCH.CLEARNET”

on the other hand.

Individually called “Party” and collectively called “the Parties”

3

WHEREAS

The Parties have entered into the Amended and Restated Clearing Agreement made on 31st October, 2003 setting out the terms on which Clearnet provides Clearing Services for each of the EMUs (the “ARCA”).

Pursuant to article 4.5 of the ARCA, Clearnet collects fees from its Clearing Members and retrocedes the EMUs the [ILLEGIBLE] Fees after application of all other provisions as provided by articles 4.8    *    4.9   *    and 4.11    *    of the ARCA.

Parties have agreed to adopt the following calculation procedures of articles 4.5, 4.8, 4.9   *    and 4.12.2
of the ARCA.

1. DEFINITION AND INTERPRETATION

1.1.     Definition

Unless otherwise defined herein, all terms with capital letters in this amendment n°2 (the “Amendment”) shall have the meaning set forth in the ARCA.

The following expressions shall have the following meanings:.

“CLEARNET Contact” means the person nominated by Clearnet in compliance with article 4 below

“EMUs Contact” means the person nominated by the EMUs in compliance with article 4 below,

“Posted Transactions” means the Transactions that have been registered in a Position Account”.

In the eventuality, the Clearing Rule Book is modified in a way that the above definition of Posted Transactions is modified, Parties agree to meet in order to adapt the agreed definition of Posted Transactions.

Any other terms with capital letter shall have the meaning agreed in the Clearing Rule Book of CLEARNET (the “Clearing Rule Book”) as amended or supplemented from time to time.

1.2.     Interpretation

It is expressly agreed that in case of contradiction between the provisions of the ARCA and the provisions of this Amendment the provisions of the Amendment shall prevail.

2.        ADJUSTMENT CALCULATION OF THE GUARANTEE MECHANISM PROCEDURE

The purpose of this article is to describe the calculation methods determining the amount of Retrocession Fees payable to the EMUs, as well as the invoicing and payment processes.

2.1.     Amount or Retrocession Fees collected by CLEARNET on the Clearing Members

Pursuant to article 4.5 of the ARCA, until December 31st 2008, “CLEARNET shall collect Retrocession Fees in relation to each Euronext Market specified in Schedule 1 of the ARCA from its Clearing Members on behalf of each EMU and shall account to each such EMU for Retrocession Fees collected on its behalf. The level of such Retrocession Fees for each Euronext Market shall be calculated in accordance with Schedule 4 of the ARCA “Retrocession Fees”, subject always to the provisions of this Article 4.

The Parties hereby agree that the terms or paragraphs used in Schedule 4C of the ARCA “Retrocession Fees–Paris” and listed below shall have the following meaning:

4

“trades cleared” should be understood as Posted Transactions

“The percentage rates apply to the total value on Tranche 2 (as the term is defined in the current Clearnet fee schedule) on the cash market and to the aggregate underlying value cleared by brokers on the options market” means that;

•                                *

•                                *

Clearnet is liable to proceed to the calculations described in this article in compliance with Article 3.1.1 below.

The EMUs are liable for the implementation of the invoicing process in compliance with article 3.1.2 below.

Such amount shall be paid in compliance with article 3.1.3 below.

2.2.    *    provided for in Article 4.8 or the ARCA

Pursuant to article 4.8 of the ARCA    *

Clearnet is liable to proceed to the calculations described below in compliance with Article 3 below.

2.2.1.    *

2.2.2.    *

5

   *

(b)    *

2.2.3.     Invoicing breakdown

Notwithstanding the provisions of the ARCA such amount of Rebate Retrocession Fees or Additional Retrocession Fees shall be split between the relevant EMUs on the basis of the allocation key indicated by the EMUs Contact on a monthly basis.

If the EMUs Contact does not provide such information, Clearnet shall split the appropriate amount between the relevant EMUs using the allocation key used the previous month.

The relevant EMUs shall issue invoices / credit notes in compliance with Article 3.1.2 below.

2.3.        *    provided for in Article 4.9 of the ARCA

From    *

For this purpose Euronext Amsterdam shall issue credit notes in compliance with Article 3.1.2 below. The payment of such amount can be set off from the Retrocession Fees due to Euronext Amsterdam pursuant to article 4.5 of the ARCA.

2.4.               Guarantee Level 3: Revenue Guarantee provided for in Article 4.12 of the ARCA

Pursuant to article 4.12 of the ARCA    *

   *

   *

   *

6

   *

   *

   *

3.        RETROCESSION FEES CALCULATION AND INVOICING PROCESS

3.1.     Monthly process (Retrocession Fees    *

3.1.1.   Calculation

At the end of each month Clearnet is liable for preparing the following listed items based on statistical data:

•                             Retrocession Fees (Article 2.1 above) subject to

   *

7

   *

Clearnet shall then send to the EMUs Contact a written statement within the 5 first business days of the following month.

Within 5 business days following the receipt by the EMUs Contacts of such written statement, the latter shall send confirmation of such calculation by email to CLEARNET Contact.

3.1.2.  Invoicing

Each EMU shall, on the basis of the agreed calculation, send an invoice / credit note for the appropriate amount of each of the items listed below corresponding to the month, by the end of the following month:

•                             Retrocession Fees subject to

•                                *

•                                *

In case of discrepancy between the actual data registered in Clearnet’s accounts and the statistical data used for the calculation as mentioned in article 3.1.1 above, an adjustment shall be made on the appropriate EMU invoices / credit notes corresponding to the items of the following months.

3.1.3.  Payment

The payments or the amounts of the invoices/credit notes received from each EMU can be set off per EMU.

Clearnet shall pay to or receive from each EMU the appropriate amount within 30 days following the receipt of the invoices/credit notes.

If a payment is not made or received in due time, the delay will result in interest being charged or received at a rate equal to one and a half times the marginal lending rate fixed by the European Central Bank. The interest charge will not imply any waiver of the right to damages due to late payment.

3.2.     Yearly process    *

Each year Clearnet is liable for calculating the Additional Retrocession Fees or Rebate Retrocession Fees and send to the EMUs Contact the written statement by January 31st of the following year at the latest.

Within 10 business days following the receipt by the EMUs Contact of the written statement, the latter shall send approval of calculations by email to Clearnet Contact.

The designated EMUs shall, on the basis of the agreed calculation, send an invoice / credit note for the appropriate amount by the end of February of the following year.

Clearnet shall pay to or receive from the EMU(s) indicated by the EMUs Contact the Additional Retrocession Fees or the Rebate Retrocession Fees within 30 days after receipt of the invoice / credit note.

4.        CONTACT

Clearnet and the EMUs all together will each nominate a representative who will be in charge of the follow-up of the ARCA. The Parties commit to formalise their choice by letter at the latest on August 31st 2005.

5.        JOINT AND SEVERAL LIABILITY

In accordance with article 4.12 of the ARCA, the Parties agree that the EMUs are jointly and severally liable for amounts payable to Clearnet under the ARCA as amended from time to time.

8

Consequently, in case of failure of one or more EMU(s) to perform its obligation to pay to Clearnet amounts due under article 4.12 of the ARCA, Clearnet shall be entitled to obtain payment of the remainder from any other EMU.

6.        Effectiveness of this amendment

This Amendment shall come into effect retroactively on    *

7.        REMAINING PROVISIONS

All other provisions of the Agreement remain in effect and applicable as drafted in the Agreement.

9

Signed in six originals on July 27 2005	In Paris, [ILLEGIBLE]
EURONEXT AMSTERDAM Signed by: Mr Joost Van Der Dos De Villebois, and Mr. Jean- François Theodore, Title; Respectively Chairman of the Board of Directors and Member of the Board of Directors	EURONEXT LISBON Signed by: Mr. Miguel José Pereira Athayde Marques, Title: Chief Executive Officer
/s/ Jean- François Theodore /s/ Joost Van Der Dos De Villebois	/s/ Miguel José Pereira Athayde Marques
EURONEXT PARIS Signed by: Jean-François Theodore, Title: Chairman of the Board of Directors	EURONEXT BRUSSELS Signed by: Mr. Olivier Lefebvre; Title: Chairman of the Board of Directors
/s/ Jean-François Theodore	/s/ Mr. Olivier Lefebvre
LCH CLEARNET GROUP LIMITED Signed by: David HARDY, Title: Chief Executive Officer	BANQUE CENTRALE DE COMPENSATION Signed by: Christophe HEMON, Title: Chief Executive Officer
/s/ David Hardy	/s/ Christophe Hemon

10

Execution copy

EURONEXT BRUSSELS S A./N V

EURONEXT AMSTERDAM N V

EURONEXT PARIS S. A.

EURONEXT LISBON - SOCIEDADE GESTORA DE MERCADOS REGULAMENTADOS, SA.

and

BANQUE CENTRALE DE COMPENSATION

LCH CLEARNET GROUP LIMlTED

AMENDMENT N° 3

TO THE AMENDED AND RESTATED CLEARING AGREEMENT

MADE ON 31ST OCTOBER, 2003

This Amendment is made on October 4, 2006

between

EURONEXT PARIS S.A.

A limited liability company (“société anonyme”) organised under the laws of France, whose registered office is at 39 rue Cambon, 75039 Paris, recorded in the Commercial Register of Paris, (Registre du Commerce et des Sociétés de Paris), under number B 343 406 732 RCS PARIS,

Represented by Mr. Jean-François THEODORE, Chairman of the Board of Directors.

“EURONEXT PARIS”

and

EURONEXT AMSTERDAM N.V.

A public limited liability company organised under the laws of Netherlands, whose registered office is at Beursplein 5, 1012 JW Amsterdam, recorded in the Commercial Register of Amsterdam under number 34138585

Represented by Mr. Joost VAN DER DOES DE WILLEBOIS, Chairman of the Board of Directors and Mr Jean- François THEODORE, Member of the Board of Directors

“EURONEXT AMSTERDAM”

and

EURONEXT BRUSSELS S.A./N.V.

A private company organized under the laws of Belgium, whose registered office is at Palais de la Bourse, Place de la Bourse, 1000 Brussels, recorded in legal entities register (“registre des, personnes morales”/ “rechtspersonenregister”) under number JVA/BIW BE 0242 100.122, RPM Bruxelles/RPR Brussel, CBC Banque 191-0424242-27

Represented by Mr Olivier LEFEBVRE, Chairman of the Board of Directors

“EURONEXT BRUSSELS”

and

EURONEXT LISBON — SOCIEDADE GESTORA DE MERCADOS REGULAMENTADOS, S.A.

A limited liability company (“sociedade anonima”) organised under the laws of Portugal whose head office is at Av da Liberdade n.° 196-7° A Lisbon, with a share capital of 8,750,000 Euros, tax N° (P) 504 825 330, recorded in the Lisbon Business Registry Office, under number N° 8875,

Represented by Mr. Miguel José Pereira ATHAYDE MARQUES, Chairman of the Board of Directors

“EURONEXT LISBON”

on the one hand; and

2

BANQUE CENTRALE DE COMPENSATION S.A.

A limited company Incorporated in France, with the commercial name “LCH. Clearnet SA” whose registered office is located 18, rue du Quatre Septembre — 75002 — Paris France recorded is the Commercial Register of Paris (registre du Commerce et des Sociétés de Paris) under number B 692 032 485 RCS PARIS,

Represented by Mr Christophe HEMON, Chief Executive Officer.

“CLEARNET”

and

LCH.CLEARNET GROUP LIMITED

A limited liability company incorporated in England & Wales whose registered office is at Aldgate House, 33 Aldgate High Street, London, EC3N IEA, United Kingdom, with registered number 4743602,

Represented by Mr. Roger Lidell, Chief Executive Officer.

“LCH.CLEARNET”

on the other hand.

Each of the above are herein called “Party” and collectively called “the Parties”

3

WHEREAS

The Parties have entered into the Amended and Restated Clearing Agreement made on 31st October, 2003 setting out the terms on which Clearnet provides Clearing Services for each of the Euronext Market Undertakings.

The Parties have signed a first amendment dated July 27, 2005 (the “Amendment n° 1”) modifying the amount of the Retrocession Fees and the list of the Euronext markets. The second amendment to the ARCA dated September 9, 2005 (the “Amendment n° 2”) has clarified the calculation method of the Retrocession Fees.

The purpose of this amendment n°3 (the “Amendment n°3”) is (i) to    *    regarding the derivatives markets operated by the EMU’s as listed in Schedule I as modified by the Amendment n°1, and (ii) to modify the financial provisions between Euronext Amsterdam and Clearnet regarding Amsterdam derivatives market.

The Parties have agreed to bring the modifications described below in the aforementioned agreement.

1 — DEFINITIONS

Unless otherwise defined herein, all terms is this Amendment shall have the meanings set forth in the Agreement and the following expressions shall have the following meanings:

“Agreement” means the Amended and Restated Clearing Agreement entered into between the Euronext Market Undertakings and LCH Clearnet and Clearnet on 31st October, 2003, as amended

“Amendment” means this Amendment n° 3.

2 — PURPOSE OF THE AMENDMENT

2.1 Modifications with regard to the derivatives markets,    *    mentioned in Article 4.5, § 1, of the Agreement.

As stipulated in Article 4.5, § 1 of the Agreement, the Parties hereby agree to    *    foreseen in that provision and agree that, as far as the derivatives markets are concerned, are obligation of Clearnet to collect Retrocession Fees for the Euronext Market Undertakings    *    regarding Paris derivatives market. It is agreed between the Parties that this [ILLEGIBLE] concerns the derivatives markets of the Euronext Market Undertakings and does not modify the provisions of the Agreement with respect to the cash markets including without limitation the commitments with regard to the levels of Retrocession Fees for the cash markets The Schedule 4 of the Agreement shall be interpreted accordingly.

2.2 Modification of Article 4.9 of the Agreement.

As foreseen in Article 4.9 of the Agreement, Clearnet and Euronext Amsterdam hereby agree to modify Euronext Amsterdam’s obligation to pay    *    entered into on Euronext Amsterdam as follows:

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   *

3 — EFFECTIVENESS OF THIS AMENDMENT

Unless otherwise agreed for specific provisions, this Amendment shall come into effect on the date of this Amendment

4 — REMAINING PROVISIONS

All other provisions of the Agreement, as amended remain in effect and applicable as drafted in the Agreement

This Amendment is attached to the Agreement and forms an integral part of it

This Agreement has been signed on the date stated at the beginning in six originals in Paris,

EURONEXT AMSTERDAM Signed by: Mr. Joost VAN DER DOES DE WILLEBOIS, and Mr. Jean-François THEODORE, Title: Respectively, Chairman of the Board of Directors and Member of the Board of Directors	EURONEXT LISBON Signed by: Mr. Miguel José Pereira ATHAYDE MARQUES, Title: Chairman of the Board of Directors
/s/ Mr. Joost VAN DER DOES DE WILLEBOIS	/s/ Mr. Miguel Jose Pereira ATHAYDE MARQUES
/s/ Mr. Jean-François THEODORE

EURONEXT PARIS Signed by: Mr. Jean-François THEODORE Title: Chairman of the Board of Directors	EURONEXT BRUSSELS Signed by: Mr. Olivier LEFEBVRE, Title: Chairman of the Board of Directors
/s/ Mr. Jean-François THEODORE	/s/ Mr. Oliver LEFEBVRE

LCH CLEARNET GROUP LIMITED Signed by: Mr. Roger LIDDEL Title: Chief Executive Officer	BANQUE CENTRALE DE COMPENSATION Signed by: Mr. Christophe HEMON Title: Chief Executive Officer
/s/ Mr. Roger LIDDEL	/s/ Mr. Christophe HEMON

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